Exhibit (a)(1)(C)
FORM OF NOTICE OF WITHDRAWAL
OF SURRENDER OF
SYNAPTIC INCORPORATED
CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2024
CUSIP No: 87157DAA7 and 87157DAB5
Pursuant to the Company Notice to Holders
of 0.75% Convertible Senior Subordinated Notes due 2024
dated October 28, 2009
     This Notice of Withdrawal relates to the repurchase of Convertible Senior Subordinated Notes Due 2024 (each, a “Note” and, collectively, the “Notes”) of Synatics Incorporated, a Delaware corporation (“Synaptics” or the “Company”), at the option of the holder thereof (the “Put Option”), pursuant to the terms and conditions specified in the Notes and as set forth in the Company Notice to Holders of 0.75% Convertible Senior Subordinated Notes due 2024 dated October 28, 2009 (the “Company Notice”) of Synaptics relating to the Put Option and the Indenture, dated as of December 7, 2004 (the “Indenture”), between Synaptics and American Stock Transfer & Trust Company, as trustee (the “Trustee”). Synaptics has appointed the Trustee as paying agent (the “Paying Agent”) in connection with the Notes.
     To withdraw Notes that have been surrendered for payment, the registered holder must submit, and the Paying Agent must receive, this completed and signed Notice of Withdrawal no later than 5:00 p.m., New York City time, on Monday, November 30, 2009 (the “Withdrawal Date”). You bear the risk of untimely withdrawal of previously surrendered Notes. You must allow sufficient time for completion of the necessary procedures prior to 5:00 p.m., New York City time, on the Withdrawal Date.
The Paying Agent is:
American Stock Transfer & Trust Company, LLC
59 Maiden Lane
New York, New York 10038
Phone: 718-921-8317
Fax: 718-234-5001
Attn: Reorganization Department
     All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Company Notice and the accompanying Holder Repurchase Notice relating to Synaptics’ obligation to repurchase for cash, at the option of the holder thereof, $1,000 for each $1,000 of aggregate principal amount of the Notes, together with accrued but unpaid interest (including Contingent Interest and Additional Interest, if any (as defined in the Indenture)) thereon to, but not including, the Repurchase Date, subject to the terms and conditions of the Indenture and the Notes.
     This Notice of Withdrawal is to be completed by registered holders of Notes desiring to withdraw Notes surrendered pursuant to the Put Option if delivery of such Notes has been previously made by book-entry transfer to the Paying Agent’s account at The Depository Trust Company (“DTC”) pursuant to the book-entry transfer procedures described under the caption “Procedures to be Followed by Holders Electing to Surrender Notes for Purchase” in the Company Notice. The Trustee has informed Synaptics that, as of the date of the Company Notice, all custodians and beneficial holders of the Notes held the Notes through DTC accounts and that there were no certificated Notes in non-global form. Accordingly, all Notes previously surrendered for repurchase must be withdrawn pursuant to the withdrawal procedures of DTC.

Ladies and Gentlemen:
          The undersigned hereby withdraws the undersigned’s surrender for repurchase to Synaptics of the Notes described below, which Notes were previously surrendered for repurchase pursuant to the Put Option.
          The undersigned understands that the withdrawal of Notes previously surrendered for repurchase effected by this Notice of Withdrawal may not be rescinded and that such Notes will no longer be deemed to be validly surrendered for repurchase. Such withdrawn Notes may be resurrendered for repurchase only by following the procedures for surrendering set forth in the Company Notice and in the accompanying Holder Repurchase Notice.
          All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy, and other legal representatives of the undersigned.
* * *
DESCRIPTION OF NOTES BEING WITHDRAWN

Notes Being Withdrawn
Name(s) and Address(es) of Registered Holder(s)(1)	(Attach additional signed list, if necessary)

Principal Amount Represented by Notes:
$                    ,000.00
Total Amount Being Withdrawn:
$                    ,000.00

(1)	Exactly as such participant’s name(s) and address(es) appear(s) on the security position listing of DTC.

METHOD OF DELIVERY
☐        CHECK HERE IF THE NOTES WERE DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE PAYING AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Surrendering Institution:

DTC Account Number:

Contact Person:

Address:

Telephone (with international dialing code):

Facsimile (with international dialing code):

Date Surrendered:

Transaction Code Number:

SIGN HERE
(To Be Completed by All Registered Holders of Notes Being Withdrawn)
Must be signed by registered holder(s) exactly as name(s) appear(s) on a security position listing or by person(s) authorized to become registered holder(s) of the Notes by documents transmitted with this Notice of Withdrawal. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation, or another party acting in a fiduciary or representative capacity, please set forth the signer’s full title.

(Signature(s) of Registered Holder(s) or Authorized Signatory)
Date:                       , 2009

Name(s):

(Please Print)

Capacity:

Area Code(s) and Telephone Number(s):

(The Guarantee Below Must be Completed)

GUARANTEE OF SIGNATURE(S)

Authorized Signature:

Name:

Title:

Name of Eligible Institution:

Address:

Area Code and Telephone Number:

Date:                                         , 2009

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